UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                           ARKSON NUTRACEUTICALS CORP.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
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    4)   Date Filed:
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
                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                           ARKSON NUTRACEUTICALS CORP.
                            4653 Carmel Mountain Road
                                  Suite 308-129
                               San Diego, CA 92130

                              INFORMATION STATEMENT
                                  (Preliminary)

                                  June 30, 2008

                               GENERAL INFORMATION

     This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of Arkson Nutraceuticals Corp., a Delaware Corporation (the "Company"), to notify such Stockholders that on or about June 25, 2008, the Company received written consent in lieu of a meeting of Stockholders from holders of 8,435,000 shares of the Common Stock representing approximately 77.26% of the total of 10,917,780 issued and outstanding shares of Common Stock in the Company (the "Majority Stockholders") to: 1) effect a 20-for-1 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock, 2) to approve an Amendment to the Company's Articles of Incorporation to increase the authorized number of Common Shares from 50,000,000 to 200,000,000 (the "Amendment"), and 3) to approve an Amendment to the Company's Articles of Incorporation to authorize the issuance of up to 50,000,000 shares of Preferred Stock (the "Amendment").

     On June 25, 2008, the Board of Directors of the Company approved the Reverse Stock Split of the outstanding Common Stock and the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Reverse Split and the Amendment by written consent in lieu of a meeting, also on June 25, 2008 in accordance with the Delaware General Corporation Law ("GCL"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

                        WE ARE NOT ASKING YOU FOR A PROXY
                   AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the reverse split because it will attract potential operating businesses and potential investment from outside investors, either of which will create a more liquid public market for its common stock. In order to facilitate such transactions, the Board has determined that the capitalization structure of the Company should be expanded, creating a larger number of authorized common shares as well as creating preferred shares. The Board believes that the stockholders of the Company will benefit from the Amendment because it will attract potential acquisition candidates and potential investment and provide stockholders of the Company with the greatest potential return. No assurances can be given that such acquisition candidates and/or investors will be found.

Accordingly, it was the Board's opinion that the reverse split described above would better position the Company to attract potential acquisition candidates and provide the stockholders of the Company with the greatest potential return. The Board also believes that the Amendment described above is prudent for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company currently has no arrangements or understandings for a business acquisition or for investment, although opportunities for acquisitions and equity financings could arise at any time. The Board approved the above actions on June 25, 2008 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on June 25, 2008.

                               ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved resolutions to effect a 20 for 1 reverse stock split of our Common Stock. Under this reverse stock split each 20 shares of our Common Stock will be converted automatically into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will round and adjust fractional shares to the nearest whole number. The effective date of the reverse stock split will be August 4, 2008.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ROUNDING OR ADJUSTMENT OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT, AS WELL AS THE AMENDMENT, WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and

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
potential acquisition candidates. The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities to the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined number of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for a potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share will have the fractional share rounded and adjusted to the nearest whole share. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 10,917,780 shares as of June 25, 2008 to approximately 545,889 shares (depending on the number of fractional shares that are issued).

                      Pre-Reverse Stock Split and Amendment

      Authorized Shares           Issued Shares       Authorized but Unissued
      -----------------           -------------       -----------------------
        Common Stock                10,917,780               39,082,220

                     Post-Reverse Stock Split and Amendment

      Authorized Shares           Issued Shares       Authorized but Unissued
      -----------------           -------------       -----------------------
        Common Stock                 545,889                 199,454,111

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

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
Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by twenty). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing. This proposal is not the result of management's knowledge of an effort to accumulate the issuer's securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company's charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue a business acquisition and/or financing and issue shares of common stock in exchange for the business acquisition and/or financing. This is the main purpose for the Reverse Stock Split. If the Reverse Stock Split is not completed, the Company may not be able to issue additional shares sufficient to complete an

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
acquisition or financing. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

VALIDITY OF STOCK CERTIFICATES

The reverse split will become effective on August 4, 2008, which we will refer to as the "effective date."

Following the Reverse Split, the share certificates you now hold will continue to be valid and will evidence your ownership in post-Reverse Split shares of Common Stock. Going forward, following the effective date of the Reverse Split, new shares of Common Stock issued will reflect the Reverse Split, but this in no way will affect the validity of your current share certificates. However, after the effective date of the Reverse Split, those stockholders who wish to obtain new certificates should contact the Company's transfer agent at:

      Interwest Transfer Company, Inc.,
      P. O. Box 17136
      Salt Lake City, Utah 84117
      (801) 272-9294 - Tel
      (801) 277-3147 - Fax

Many stockholders hold some or all of their shares electronically in book-entry form through a broker-dealer. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-Reverse Split shares. If you are entitled to post-Reverse Split shares, a transaction statement will automatically be sent to your address of record by your broker indicating the number of shares you hold.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, fractional shares shall be rounded and adjusted to the nearest whole share for all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will round and adjust the fractional share to the nearest whole share for all holders of fractional shares.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

     * The issued and outstanding shares of Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every twenty pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the consolidation.

     * Stockholders of record of the Common Stock as of June 25, 2008 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 20 pre-split shares outstanding.

     * As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 10,917,780 shall be consolidated to a total of approximately 545,889 issued and outstanding shares (depending on the number of fractional shares that are issued).

     * The Company's authorized number of shares of Common Stock shall not be effected by the reverse stock split, but shall be effected (increased from 50,000,000 to 200,000,000 shares of Common Stock) by the Amendment discussed below.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding Common Stock of the Company.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders are not entitled to appraisal rights in connection with the reverse stock split under the Delaware General Corporation Law or the Company's Articles of Incorporation or By-Laws.

AMENDING THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO PERMIT THE ISSUANCE OF PREFERRED STOCK.

GENERAL

The Board approved resolutions to amend the Company's Articles of Incorporation to change the number of shares of Common Stock which the Company is authorized to issue and to authorize the Company to issue shares of Preferred Stock. The Board of Directors is authorized to fix and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on the Company's capitalization, with shareholder approval. On June 25, 2008, the holders of the majority of the outstanding shares of Common Stock of the Company approved the Amendment by written consent.

The Board of Directors believes that it is prudent to enact this Amendment for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company currently has no arrangements or understandings for the issuance of shares of stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to enact this Amendment to be able to issue additional shares of the Company's stock in the future, and to issue shares from the authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The following is a statement of the authorized number of shares of Common Stock and the authorized number of shares of Preferred Stock and of the designations and powers, preferences and rights, and the qualifications, or restrictions, with respect to the Preferred Stock as stated in our proposed Amendment. Authority is hereby expressly granted to our Board of Directors to fix these designations, powers, preferences, rights, qualifications and restrictions, before the issuance of any shares of Preferred Stock of a particular series.

Article 4 of our Articles of Incorporation shall be replaced with the following new Article 4:

     (4) The corporation shall have the authority to issue two hundred million (200,000,000) shares of common stock with a par value of $0.0001 and fifty million (50,000,000) shares of preferred stock with a par value of $0.0001. The preferred stock may be issued in series, each of which may have such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated in the resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by this provision of its certificate of incorporation.

This Amendment could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. This action has been approved by the Board and the written consents of the holders of the majority of the outstanding Common Stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 25, 2008, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about July 15, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that

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
file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

     1.   Annual Report on Form 10-KSB for the year ended June 30, 2007
     2.   Quarterly  Report on Form 10-QSB for the quarter  ended  September 30,
          2007
     3.   Quarterly  Report on Form 10-QSB for the quarter  ended  December  31,
          2007
     4.   Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, June 25, 2008, the Company had 10,917,780 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On June 25, 2008 the holders of 8,435,000, shares (or approximately 77.26% of the 10,917,780 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the reverse split and the Amendment. Since the reverse split and the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Delaware General Corporation Law provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on June 25, 2008 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock,
(ii) each director and officer, and (iii) all officers and directors as a group:

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
                                                 Amount and
                                                 Nature of
                    Name and Address of          Beneficial        Percent
Title of Class       Beneficial Owner            Ownership       of Class (3)
--------------       ----------------            ---------       ------------

Common Stock         Robert Auduon (1)           2,575,000          23.59%
                     officer & director

Common Stock         Agatha Auduon (1)           1,360,000          12.46%
                     officer & director

Common Stock         David Lo (2)                4,500,000          41.22%
                     not a director

Common Stock         All officers and            3,935,000          36.04%
                     directors as a group
                     (2 in number)

----------
(1) The person listed is an officer and/or director of the Company and the address for each such beneficial owner is 4653 Carmel Mountain Road, Suite 308-129, San Diego, CA 92130.

(2) The person listed is not an officer and/or director of the Company and the address for such beneficial owner is 1205-7831 Westminster Hwy., Richmond, BC, Canada, V6X 4J4.

(3)  Based on 10,917,780 shares of Common Stock issued and outstanding.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware General Corporation Law or the Company's Articles of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendments. Additionally, our stockholders are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the reverse stock split.

EFFECTIVE DATE OF REVERSE SPLIT

Pursuant to Rule 14c-2 under the Exchange Act, this reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on August 4, 2008.

By Order of the Board of Directors


/s/ Robert Auduon
---------------------------------------------
Robert Auduon, M.D.
President, Chief Executive Officer & Director

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